Exhibit 10.1

Execution Copy

First Amendment to

International Seaways Ship Management LLC

Supplemental Executive Savings Plan

This First Amendment (the “Amendment”), dated as of June 3, 2022 hereby amends, effective as of the date hereof, the International Seaways Ship Management LLC Supplemental Savings Plan, adopted by INWS on December 26, 2017 (the “INSW SERP”), by and among INSW and each of the Participants as of the date hereof. Capitalized terms used herein and not defined herein have the meanings set forth in the INSW SERP.

WHEREAS, under Section 15 of the INSW SERP, the Board, a duly authorized committee thereof or a person designated by the Board (any such person or persons, the “Committee”) may amend the INSW SERP from time to time and at any time in such manner as he, she or it deems appropriate or desirable;

WHEREAS, under Section 21 of the INSW SERP, if the Committee in its sole discretion determines any provision of the INSW SERP does not comply with the requirements of Code Section 409A, then it shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the INSW SERP as the Committee deems necessary;

WHEREAS, the Committee has, in its sole discretion, determined that the restriction on the timing of distributions set forth in Section 15 of the INSW SERP does not comply with the timing of plan distribution requirements set forth in Treasury Regulation 1.409A-3(j)(4)(ix)(C)(3)-(4) under the general plan termination rule of Code Section 409A;

WHEREAS, the Committee in its sole and absolute discretion, deemed it appropriate and advisable to amend the INSW SERP in accordance with Sections 15 and 21 therein; and

WHEREAS, each of the Participants has approved this Amendment and, upon its execution, this Amendment shall take effect;

NOW, THEREFORE, it is agreed that the INSW SERP shall be amended as follows:

1.	Amendment to Section 15: Section 15 of the INSW SERP is hereby amended to delete this provision in its entirety and replace it with the following:

Amendment or Termination of Plan. The Board (or a duly authorized committee thereof), or a person designated by the Board may, in his, her or its sole and absolute discretion, amend the INSW SERP from time to time and at any time in such manner as he, she or it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) or a person designated by the Board may, in his, her or its sole and absolute discretion, terminate the INSW SERP for any reason or no reason from time to time and at any time in such manner as it deems appropriate or desirable. Each Employer may withdraw from the INSW SERP at any time, in which case it shall be deemed to maintain a separate plan for Participants who are its employees identical to this INSW SERP except that such Employer shall be deemed to be the Company for all purposes. No amendment, termination or withdrawal shall reduce or terminate the then-vested Supplemental Account of any Participant or Beneficiary.

2.	Except as otherwise specifically modified by this Amendment, all terms and provisions of the INSW SERP remain unmodified and in full force and effect.

3.	The terms of Section 8 through 22 of the INSW SERP are hereby incorporated by reference herein and shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

COMMITTEE:

Jeffrey D. Pribor

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Chief Financial Officer

James D. Small III

By:	/s/ James D. Small III
Name:	James D. Small III
Title:	Chief Administrative Officer

PARTICIPANTS:

AMITAVA BASU

By:	/s/ Amitava Basu
Name:	Amitava Basu
Title:

HAITAO HU

By:	/s/ Haitao Hu
Name:
Title:

YUN HO NO

By:	/s/ Yun Ho No
Name:	Yun Ho No
Title:

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BARBARA NOVELLINO

By:	/s/ Barbara Novellino
Name:	Barbara Novellino
Title:

LOIS ZABROCKY

By:	/s/ Lois Zabrocky
Name:	Lois Zabrocky
Title:	President & Chief Executive Officer

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